UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 18, 2005

Commission File Number:	1-5273-1

Sterling Bancorp

(Exact name of Registrant as specified in its charter)

New York	13-2565216

(State of other jurisdiction of incorporation)	(IRS Employer Identification No.)

650 Fifth Avenue, New York, New York	10019-6108

(Address of principal executive offices)	(Zip Code)

212-757-3300

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

SIGNATURE

EXHIBIT INDEX
EX-10.(A): FORM OF NONQUALIFIED STOCK OPTION AWARD
EX-10.(B): AMENDMENT TO EMPLOYMENT AGREEMENT
EX-10.(C): AMENDMENT TO EMPLOYMENT AGREEMENT

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      Pursuant to the Sterling Bancorp Stock Incentive Plan (the “Plan”), on March 22, 2005, the Company granted to certain officers nonqualified stock options to purchase an aggregate of 99,000 Common Shares of the Company at an exercise price of $28.28 per share. The options will become exercisable as to 10% of the grant on the first anniversary of the date of grant, an additional 15% on the second anniversary, an additional 25% on the third anniversary and the remaining 50% on the fourth anniversary and will expire six years from the date of grant (subject to earlier termination as provided in the Plan). The form of award letter for nonqualified stock options under the Plan is filed as Exhibit 10(A) to this report.

      On March 18, 2005, the Company amended its Employment Agreement with Mr. Louis J. Cappelli by extending the term of the Agreement through December 31, 2009.

      On March 18, 2005, the Company amended its Employment Agreement with Mr. John C. Millman by extending the term of the Agreement through December 31, 2007.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number
10.(A)	Form of Nonqualified Stock Option Award

10.(B)	Amendment to Employment Agreement with Mr. Louis J. Cappelli

10.(C)	Amendment to Employment Agreement with Mr. John C. Millman

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 24, 2005

By:	/s/ Monica S. Lercher

Name: Monica S. Lercher
Title: Corporate Secretary and First Vice President

EXHIBIT INDEX

Exhibit
Number
10.(A)	Form of Nonqualified Stock Option Award

10.(B)	Amendment to Employment Agreement with Mr. Louis J. Cappelli

10.(C)	Amendment to Employment Agreement with Mr. John C. Millman